UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Blvd, Suite 100

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Election of Directors

Effective as of December 3, 2018, the Board of Directors (the “Board”) of Unity Biotechnology, Inc., a Delaware corporation (“Unity” or the “Company”) appointed Margo Roberts, Ph.D. as a director of the Company and as a member of the Nominating and Corporate Governance committee of the Board.  Dr. Roberts will serve as a Class III director with a term of office commencing on December 3, 2018 and expiring at the Company’s 2021 annual meeting of stockholders or until her successor is duly elected and qualified, or her earlier death, resignation or removal.

Dr. Roberts will be entitled to compensation for her services as a director in accordance with the Company’s compensation program for its non-employee directors (the “Director Compensation Program”), including a $40,000 annual retainer for service as a Board member and a supplemental annual retainer of $4,000 for service as a member of the Nominating and Corporate Governance Committee.  In connection with her appointment to the Board, Dr. Roberts will be automatically granted an initial option to purchase a number of shares of Common Stock such that the option has a Grant Date Value (as defined in the Director Compensation Program) equal to $450,000 (the “Initial Grant”) pursuant to the Company’s 2018 Incentive Award Plan (the “Plan”).  The Initial Grant shall vest as to 1/36 of the shares subject to the Initial Grant on each monthly anniversary following the grant date, subject to continued service through each applicable vesting date.  As a non-employee director, Dr. Roberts is also eligible for annual grants to purchase that number of shares of Common Stock such that the option has a Grant Date Value equal to $225,000 (the “Annual Grant”), provided that the number of shares subject to the Annual Grant will be prorated for any partial year of service as a non-employee director.  The Annual Grant vests as to all of the shares subject to the Annual Grant on the earlier of the first anniversary of the applicable grant date or immediately prior to the next annual stockholders’ meeting, subject to continued service through the vesting date.  All equity awards, including any Initial Grant and Annual Grants, held by the Company’s non-employee directors will vest in full immediately prior to the occurrence of a change in control.  All equity awards granted under the Plan have a maximum term of ten years, and the exercise price of each option granted under the Plan is equal to 100% of the fair market value of the Common Stock on the date of grant.  The foregoing description of the Director Compensation Program is a summary of the material terms thereof and is qualified in its entirety by reference to the Director Compensation Program, which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 on April 5, 2018, as amended from time to time, and is incorporated by reference herein.

In connection with Dr. Robert’s appointment to the Board, the Company will enter into an indemnification agreement with Dr. Roberts (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders.  The Indemnification Agreement, among other things, requires the Company to indemnify Dr. Roberts to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of Dr. Roberts’ services as a director.  The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 on April 5, 2018 and is incorporated by reference herein.

In connection with Dr. Roberts appointment, Ms. Camille Samuels will no longer serve as a member of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: December 4, 2018	By:	/s/ Robert C. Goeltz II
Robert C. Goeltz II
Chief Financial Officer